NEWS RELEASE
For More Information Contact:

ProAssurance Corporation	Eastern Insurance Holdings, Inc.
Frank B. O’Neil	Kevin Shook
Sr. Vice President, Corporate Communications & Investor Relations	Executive Vice President
800.282.6242 · 205.877.4461 · foneil@ProAssurance.com	855.533.3444 · 717.735.1660 · kshook@eains.com

ProAssurance Completes Acquisition of Eastern Insurance Holdings, Inc.
BIRMINGHAM, AL - (PR Newswire) – January 2, 2014 – ProAssurance Corporation (NYSE: PRA) announced today that its acquisition of Eastern Insurance Holdings, Inc. (Eastern) was completed effective January 1, 2014. Eastern’s shareholders overwhelmingly approved the transaction at a special meeting on December 27, 2013.
Under terms of a previously announced agreement, Eastern becomes a wholly-owned subsidiary of ProAssurance through an all cash transaction that valued Eastern at $24.50 per share with a total transaction value of $205 million.
“With the completion of the Eastern transaction, we have taken a significant step toward our goal of building an insurance platform that will allow us to serve the emerging needs of policyholders and shareholders in the years and decades ahead,” said ProAssurance’s Chairman and Chief Executive
Officer, W. Stancil Starnes. He added, “We are confident that being able to provide our policyholders with a best-in-class workers’ compensation solution will make us a more attractive insurance partner. We believe that Eastern will not only enhance the coverages we can offer, but will help us achieve attractive growth and underwriting profit throughout the insurance cycle. And while our focus in this transaction will be leveraging Eastern’s long-term position in healthcare workers’ compensation solutions and its proven track record in alternative risk transfer solutions, we also recognize the importance of the product line diversification the transaction will provide for the combined organization.” Mr. Starnes also noted that ProAssurance expects the transaction to be modestly accretive to 2014 earnings before any one-time transaction related expenses.
The President of Eastern, Michael L. Boguski, said, “Our Eastern team is extremely pleased to join the ProAssurance family of companies. We share similar corporate cultures built on integrity, innovation and carefully cultivated customer and employee loyalty. We look forward to continuing to execute the workers’ compensation strategic business plan under the Eastern brand with the support, expertise and financial strength of our new partners at ProAssurance.”
Mr. Boguski and the Eastern senior executive team have entered into long-term contracts in conjunction with the transaction. Eastern will continue to operate from its corporate office in Lancaster, Pennsylvania and will maintain all existing regional and satellite office locations.
Transaction Advisors
ProAssurance Corporation was advised in this transaction by Raymond James & Associates and the law firm of Burr & Forman, LLP. Eastern Insurance Holdings, Inc. was advised by Keefe, Bruyette & Woods, Inc. and the law firm of Stevens & Lee.
About ProAssurance
ProAssurance (www.ProAssurance.com) is an industry-leading specialty insurance company with extensive expertise in medical professional liability, products liability for medical technology and life sciences and legal professional liability. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past seven years. ProAssurance is rated “A+” (Superior) by A.M. Best and rated “A” (Strong) by Fitch Ratings.

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About Eastern
Eastern (www.eihi.com) operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation products and services and segregated portfolio cell reinsurance business. Eastern has service offices in Pennsylvania, North Carolina, Indiana, Tennessee, Virginia, and Mississippi. Eastern is rated “A” (Excellent) by A.M. Best.
Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.
Additional risks that could adversely affect the integration of Medmarc Mutual Insurance Company, now Medmarc Casualty Insurance Company (Medmarc) and Eastern Insurance Holdings, Inc. (Eastern) into ProAssurance include, but are not limited to, the following:

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the outcome of any claims that may be asserted by either the policyholders or shareholders of any of these acquired entities relating to payments or other issues associated with the acquisition of the entities and subsequent mergers into ProAssurance;

•	the operations of ProAssurance and Medmarc or ProAssurance and Eastern may not be integrated successfully, or such integration may take longer to accomplish than expected;

•	cost savings from the transactions may not be fully realized or may take longer to realize than expected; and

•	operating costs, customer loss and business disruption following one or both transactions, including adverse effects on relationships with employees, may be greater than expected.
Risks that could arise from our participation in Lloyd's Syndicate 1729 include, but are not limited to, the following:

•
Operating results can be affected by decisions made by the Council of Lloyd's over which the management of Syndicate 1729 has little ability to control, such as a decision to not approve our annual business plan, or a decision to increase the capital required to continued operations or a decision to call for a levy against Lloyd's members;

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Lloyd's insurance and reinsurance relationships and distributions channels could be disrupted or Lloyd's trading licenses could be revoked making it more difficult to distribute and market our products; and

•	rating agencies could downgrade their rating of Lloyd's as a whole.
The following important factors are among those that could affect the outcome of other future events:

•	changes in general economic conditions;

•	our ability to maintain our dividend payments;

•	regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;

•	the enactment or repeal of tort reforms;

•	formation or dissolution of state-sponsored healthcare professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;

•	changes in the interest rate environment;

•	changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;

•	changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;

•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

•
changes in requirements or accounting policies and practices that may be adopted by our regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), the Public Company Accounting Oversight Board, or the New York Stock Exchange (NYSE) and that may affect our business;

•	changes in laws or government regulations affecting the financial services industry, the property and casualty insurance industry or the particular insurance lines underwritten by our subsidiaries;

•	the effects of changes in the healthcare delivery system, including but not limited to the Patient Protection and Affordable Care Act (the Healthcare Reform Act);

•	consolidation of healthcare providers resulting in entities that are more likely to self-insure a substantial portion of their healthcare professional liability risk;

•	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;

•	changes in the availability, cost, quality, or collectability of insurance/reinsurance;

•	the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;

•	allegations of bad faith which may arise from our handling of any particular claim, including failure to settle;

•	loss of independent agents;

•	changes in our organization, compensation and benefit plans;

•	changes in the business or competitive environment may limit the effectiveness of our business strategy;

•	our ability to retain and recruit senior management;

•	the availability, integrity and security of our technology infrastructure;

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•	the impact of a catastrophic event as it relates to both our operations and our insured risks;

•	the impact of acts of terrorism and acts of war;

•	the effects of terrorism-related insurance legislation and laws;

•	assessments from guaranty funds;

•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

•	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;

•	provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or may impede a takeover;

•	state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;

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taxing authorities can take exception to our tax positions and cause us to incur significant amounts of legal and accounting costs and, if our defense is not successful, additional tax costs, including interest and penalties;

•	insurance market conditions may alter the effectiveness of our current business strategy and impact our revenues; and

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expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption; loss of customers, employees and key agents; increased operating costs or inability to achieve cost savings; and assumption of greater than expected liabilities, among other reasons.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by Eastern and ProAssurance with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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